PART III


                           EXHIBIT 6.5

                 REAL ESTATE PURCHASE AGREEMENT

                   BY AND BETWEEN THE COMPANY

                    AND JAMES FISHER DeBERRY

                              DATED

                         AUGUST 4, 1997

                 REAL ESTATE PURCHASE AGREEMENT


    THIS REAL ESTATE PURCHASE AGREEMENT (the "Agreement") is made effective as of the ________ day of ________________, 1997 by
and between FULL TILT SPORTS, INC., a Colorado corporation (the
"Purchaser") and JAMES FISHER DEBERRY (the "Seller").

                            RECITALS

    WHEREAS, the Seller is the owner of certain real property with legal description of "attached as Exhibit "A" ", also known as 4330 Buckingham Drive, Colorado Springs, Colorado 80907; and

    WHEREAS, the Seller desires to sell, and the Purchaser desires to purchase said real property.

    NOW THEREFORE, in consideration of the mutual premises, covenants and representations contained herein, and intending to be legally bound, THE PARTIES HERETO AGREE AS FOLLOWS:

                            ARTICLE I
                      Terms of Transaction

     1.1 Sale. In exchange for the payment by Purchaser to Seller of the Purchase Price, as defined herein, and in consideration of the premises and promises contained herein, Seller shall transfer and deliver the Real Property, as defined herein, to Purchaser at the Closing, as defined herein.

     1.2 The Real Property. The real property of the Seller to be transferred and delivered hereunder (the "Real Property") consists of the following:

                    attached as Exhibit "A",

also known as 4330 Buckingham Drive, Colorado Springs, Colorado 80907. The Purchase Price includes any and all structures and improvements located on the premises of the Real Property, and any and all water rights and mineral rights thereon that are owned by the Seller.

     1.3 Purchase Price. At the Closing the Purchaser shall deliver the purchase price of one hundred thirty two thousand five hundred dollars ($132,500) plus any accrued interest and the actual costs pertaining to this Agreement and this real estate transaction incurred by the Seller as of the date of Closing (the "Purchase Price") to the Seller, which shall be paid in cash.

                           ARTICLE II

                             Closing

    2.1 The closing as defined throughout this Agreement (the "Closing"), shall take place at the office of on the date of _______________, at ______ o'clock, ___. M., and being effective as of such date and time, or at such other time and date as the parties mutually agree in writing.



                           ARTICLE III
             Representation and Warranties of Seller

          Seller represents and warrants the following:

    3.1 Title to the Real Property. Seller has good and marketable title to the Real Property, not subject to judgment, mortgage, pledge, lien, assignment, option, encumbrance claim, or other charge. None of the Real Property is held by Seller under or subject to any lease, consignment, conditional sales contract or other title retention agreement, except for a security interest to secure a mortgage loan by Air Academy National Bank.

    3.2 No Encumbrances. As of the Closing, Seller has not granted a security interest in the Real Property, except for a security interest to secure a mortgage loan by Air Academy
National Bank, which mortgage shall be paid at Closing.

    3.3 Payment of Taxes. All applicable taxes have been paid through December 31, 1996, and any applicable taxes for 1997, which shall be prorated to the date of Closing, shall be paid by the Seller on or before Closing.

                           ARTICLE IV
           Representations and Warranties of Purchaser

               Purchaser represents and warrants:

    4.1 Corporate Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, with full corporate power to own and operate its properties, to carry on its business, as it is now being conducted, to enter into this Agreement, and to carry out the transactions contemplated hereby.

    4.2 Corporate Authority. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate actions on the part of Purchaser. This Agreement when executed and delivered, will be the valid and binding obligation of the Purchaser enforceable against Purchaser in accordance with their terms.

    4.3 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in a violation of, or be in conflict with, or accelerate the performance required by Purchaser's Articles of Incorporation or Bylaws or any order, judgment, injunction, decree, statute, rule, or regulation applicable to Purchaser.

     4.4 Consents and Approvals. No consent, approval, or authorization of, or declaration, filing, or registration with, any governmental or regulatory authority or other third party is required in connection with the execution, delivery, and performance of this Agreement and the consummating of the transactions contemplated hereby.


                            ARTICLE V
        Conditions Precedent to Obligations of Purchaser

           The obligations of Purchaser are subject to satisfaction on or before the Closing of the following conditions:

    5.1 Financing. The purchase of the Real Property herein is contingent upon the Purchaser obtaining financing for the full amount of the Purchase Price that is satisfactory to the Purchaser. The Purchaser shall make a good faith effort to obtain such financing by the date of Closing herein. In the event that the Purchaser is unable to obtain said financing by the date of Closing, the Purchaser shall be under no obligation to purchase the Real Property under this Agreement.

    5.2 Title. Purchaser shall have the right to inspect the title documents and title insurance commitment the Real Property which shall be delivered to the Purchaser by the Seller at least 20 days prior to the date of Closing. On or before 10 days prior to the date of Closing, the Purchaser may give written notice of any unsatisfactory conditions of said title documents, and unless such unsatisfactory conditions are cured to the Purchaser's satisfaction prior to the date of Closing, the Purchaser shall be under no obligation to purchase the Real Property under this Agreement.

    5.3 Inspection. Purchaser shall have the right to physically inspect the Real Property. On or before 10 days prior to the date of Closing, the Purchaser may give written notice of any unsatisfactory conditions of the Real Property, and unless such unsatisfactory conditions are cured to the Purchaser's satisfaction prior to the date of Closing, the Purchaser shall be under no obligation to purchase the Real Property under this Agreement.

    5.4 Performance. Seller shall have complied with each of its agreements, obligations, and covenants contained herein.

    5.5 Representations and Warranties. The representations and warranties made by Seller in this Agreement shall be true and correct in all respects as if made on and as of the date of Closing.


    5.6 Due Diligence. Seller shall cooperate and provide access to the Purchaser to conduct a due diligence verification of the Seller's representations and warranties.

    5.7 Encumbrances. Purchaser shall have received evidence, reasonably satisfactory to it that the Real Property is free and clear of all liens, security interests, claims, and encumbrances, except as otherwise set forth herein.

    5.8 Seller Action. All action required by Seller to authorize and approve the transactions contemplated hereby shall have been taken.




                           ARTICLE VI
          Conditions Precedent to Obligations of Seller

      The obligations of Seller are subject to satisfaction at the Closing of the following conditions:

    6.1 Performance. Purchaser shall have complied with each of its agreements, obligations, and covenants contained herein.

    6.2 Representations and Warranties. The representations and warranties made by Purchaser in this Agreement shall be true and correct in all respects as if made on and as of the date of Closing.

    6.3 Purchaser Action. All action required by Purchaser to authorize and approve the transactions contemplated hereby shall have been taken.


                           ARTICLE VII
               Events to Take Place at the Closing

  7.1 Deliveries by Seller. Seller shall execute and deliver to Purchaser, each in form and substance reasonably satisfactory to Purchaser:

        (a) a General Warranty Deed transferring the Real Property to the Purchaser; and

        (b) such other titles or agreements with covenants of warranty, endorsements, assignments, and other good and sufficient instruments of conveyance, transfer, and assignment as shall be necessary to vest in the Purchaser good and merchantable title to the Real Property.

    7.2 Deliveries by Purchaser. Purchaser shall deliver to the Seller the Purchase Price in accordance with Section 1.3 herein.

                          ARTICLE VIII
                          Miscellaneous

    8.1 Assignment; Binding Effect. Purchaser may assign this Agreement or any of its rights and duties hereunder with the prior written consent of Seller. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

     8.2 Taxes and Fees. Purchaser shall be liable for and pay for any personal property, sales and use taxes arising as a result of the transactions contemplated by this Agreement. All other taxes, fees and expenses which arise as a result of the consummation of the transactions contemplated hereby shall be prorated to the date of Closing.

    8.3 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, all legal, consulting and other expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

    8.4 Termination. In the event this Agreement is terminated, all payments and things of value received hereunder shall be returned and the parties shall be relieved of all obligations hereunder.

    8.5  Legal Advice.   Both parties acknowledge that they have
had ample opportunity to consult with legal and tax counsel before entering into this Agreement. The parties further acknowledge and agree that this Agreement was negotiated at arms length and that any provision herein shall not be construed against a party solely because such provision was initially drafted by such party.

    8.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be original and all of which together shall constitute one and the same instrument.

    8.7 Miscellaneous. This Agreement constitutes the entire understanding of the parties with respect to the subject matter herein. This Agreement shall be governed by the laws of the State of Colorado. There are no representations, promises, warranties, covenants or undertakings other than those expressly set forth herein. No modification, waiver or termination of any of the terms herein shall be valid unless in writing and executed with the same formality as this Agreement. No waiver by either party of any breach or default hereof by the other shall be deemed to be a waiver of any preceding or succeeding breach or default hereof, and no waiver shall be operative unless the same shall be in writing. The headings contained in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof. Should any provision of this agreement be declared invalid by a court of competent jurisdiction, the remaining provisions hereof shall remain in full force and effect regardless of such declaration. In the event of any dispute or litigation between the parties, the prevailing party shall be entitled to reasonable attorneys fees and costs. Time is of the essence.

     IN WITNESS WHEREOF, the parties have executed this Real
  Property Purchase Agreement on the date first above written.


PURCHASER:                                   SELLER:

FULL TILT SPORTS, INC.



By: /s/ Roger K. Burnett                     /s/ James Fisher DeBerry
    ________________________                 ______________________
    Roger K. Burnett, President              James Fisher DeBerry